FIRST AMENDMENT TO
DISTRIBUTION SERVICES AGREEMENT

This first amendment ("Amendment") to the Distribution Services Agreement (the "Agreement") dated as of October 22, 2015, by and between Penn Capital Management Company, LLC ("Adviser") and Foreside Fund Services, LLC ("Foreside") is entered into as of June 24, 2021 (the “Effective Date”).

WHEREAS, Adviser and Foreside ("Parties") desire to amend Exhibit B of the Agreement to reflect an updated Fees Structure; and

WHEREAS, Section I l(e) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit B of the Agreement is hereby deleted in its entirety and replaced by Exhibit B attached hereto which reflects a new Fees Table as of the date of this amendment.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PENN CAPITAL MANAGEMENT COMPANY, LLC		FORESIDE FUND SERVICES, LLC

By:	/s/ Gerald McBride	By:	/s/ Mark Fairbanks
	Gerald McBride, CFO		Mark Fairbanks, Vice President

EXHIBIT B

Compensation

DISTRIBUTION SERVICES FEES

Organizational Fees	One Time
Setup fee	$[ ]
Recurring Distribution Fees
The Distribution fee is subject to an annual fee of $[ ] per Fund, paid monthly.

OUT-OF-POCKET EXPENSES

Reasonable out-of-pocket expenses incurred by the Distributor in connection with the services provided pursuant to the Distribution Agreement. Such expenses may include, without limitation, regulatory filing fees; sales literature regulatory review fees; communications; postage and delivery service fees; bank fees; reproduction and record retention fees; travel, lodging and meals.

Notes:

➢	Fees will be calculated and payable monthly.